Change in Registrant's
          Certifying Accountant



1.     On February 19, 1997, based upon
the recommendation of the Audit
Committee of the Registrant's Board of
Trustees, and in accordance with
Section 32 of the Investment Company
Act of 1940, as amended, and the rules
thereunder, the Board of Trustees
determined not to retain Price
Waterhouse LLP as the Registrant's
independent accountants and voted to
appoint Coopers & Lybrand LLP as the
Registrant's independent accountants
for the fiscal year ending November 30,
1997.

2.     During the Registrant's two most
recent fiscal years ended November 30,
1996 and 1995, Price Waterhouse LLP's
reports on the Registrant's financial
statements contained no adverse opinion
or disclaimer of opinion, nor were they
qualified or modified as to
uncertainty, audit scope, or accounting
principles.

3.     During the Registrant's's two
most recent fiscal years ended
November 30, 1996 and 1995, there were
no disagreements with Price Waterhouse
LLP on any matter of accounting
principles or practices, financial
statement disclosure, or auditing scope
or procedure, which disagreements, if
not resolved to the satisfaction of
Price Waterhouse LLP, would have caused
it to make reference to the subject
matter of the disagreement in
connection with its report.

4.     During the Registrant's two most
recent fiscal years, there have been no
reportable events as such term is
described in Item 304 (a)(1)(v) of
Regulation S-K with respect to Price
Waterhouse LLP.

5.     On February 19, 1997 the
Registrant engaged Coopers & Lybrand
LLP as its principal accountants to
audit the Registrant's financial
statements.  During the Registrant's
two most recent years through February
19, 1997, the Registrant has not
consulted with Coopers & Lybrand LLP
on items with (i) concerned the
application of accounting principles
to a specified transaction, either
completed or proposed, or the type of
audit opinion that might be rendered
on the Registrant's financial
statements or (ii) concerned the
subject matter of a disagreement or
reportable event with Price Waterhouse
LLP.

6.     The Registrant has requested
Price Waterhouse LLP to furnish it with
a letter addressed to the Securities
and Exchange Commission stating whether
Price Waterhouse LLP agrees with the
statements contained in the second,
third and fourth paragraphs above.  A
copy of the letter from Price
Waterhouse LLP to the Securities and
Exchange Commission is filed as Annex
1 hereto.